UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 21, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in Gaucho Group Holdings, Inc.’s (the “Company,” “we,” “us” or “our”) Current Report on Form 8-K filed November 9, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) each dated November 8, 2022 with Tumim Stone Capital LLC (“Tumim”), pursuant to which the Company had the right to sell to Tumim up to the lesser of (i) $44,308,969.30 worth of newly issued shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined therein) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement (such transaction, the “ELOC”). For a full description of the Purchase Agreement and Registration Rights Agreement, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on November 9, 2022. All terms not defined herein shall refer to the defined terms in the Purchase Agreement and Registration Rights Agreement.

Since November 8, 2022, the Company received approximately $937,157 of gross proceeds from draw-downs and issued 901,562 shares of common stock to Tumim pursuant to the ELOC.

Pursuant to Section 8.2 of the Purchase Agreement, Tumim has the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and Tumim holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to Tumim for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of Tumim; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company.

On February 22, 2022, the Company received notice from Tumim Stone Capital of its election to terminate the ELOC. While the notice to terminate stated that it was effective immediately, Section 8.2 of the Purchase Agreement requires at least 10 Trading Days prior written notice. Therefore, the Company will treat the ELOC as being terminated by Tumim effective March 7, 2024. No early termination penalties are incurred by either party under the ELOC.

The Company believes that this notice of termination is in response to the Company’s lawsuit filed in the United States District Court for the District of Delaware alleging 3i, LP, 3i Management LLC, and Maier Joshua Tarlow (“3i”) engaged in an unlawful securities transaction with the Company as an unregistered dealer under U.S. securities laws. Mr. Tarlow is the manager of the general partner of Tumim. For additional details, please see our Current Report on Form 8-K as filed with the SEC on February 20, 2024.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported on our Current Report on Form 8-K filed on February 21, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 3i, LP (“3i”), pursuant to which the Company sold to 3i a series of senior secured convertible notes of the Company in the aggregate original principal amount of $5,617,978 (the “Notes”), and a series of common stock purchase warrants of the Company, which warrants shall be exercisable into an aggregate of 337,710 shares of common stock of the Company for a term of three years (the “Warrants,” and together with the Purchase Agreement and Notes, the “Note Documents”). For the full description of the Note Documents, please refer to our Current Report on Form 8-K and the exhibits attached thereto as filed with the SEC on February 21, 2023. All terms not defined herein shall refer to the defined terms in the Note Documents.

On February 21, 2024, the Company received an Event of Default Redemption Notice from 3i providing notice of Events of Default arising under the Note Documents and demanding immediate payment of the Event of Default Redemption Price equal to a minimum of $3,437,645.74.

Upon an Event of Default, the interest rate on the outstanding principal will automatically be increased from 7% to 18% per annum, and 3i may require the Company to redeem all or any portion of the Note at a price equal to the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) the redemption premium of 115%, and (ii) the product of (X) the conversion rate in effect at such time as 3i delivers an Event of Default redemption notice, multiplied by (Y) the product of (1) the redemption premium of 115% multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the Note Documents.

Additionally, 3i may, at its option, convert the Note into shares of common stock of the Company at an alternate conversion price. The remedies provided in the Note are cumulative and in addition to all other remedies available to 3i at law or in equity (including a decree of specific performance and/or other injunctive relief).

In addition to the remedies provided under the Note Documents, 3i also holds a security interest in all of the assets of the Company, including intellectual property and the Company’s ownership interests in each of its subsidiaries, pursuant to that certain Security and Pledge Agreement and Intellectual Property Security Agreement each dated February 21, 2023 (together, the “Security Agreement”). Upon the occurrence of an Event of Default under the Note, the collateral agent appointed under the Security Agreement may exercise all of the rights and remedies of a secured party upon default under the New York Uniform Commercial Code, and may, among other things, (i) take absolute control of the collateral and receive, for the benefit of 3i, all payments made thereon, give all consents, waivers, and ratifications in respect thereof and otherwise act with respect thereto as through it were the outright owner thereof, (ii) require each grantor to make the collateral available to the collateral agent, and (iii) sell, lease, license, or dispose of the Collateral.

As with the termination of the ELOC described in Item 1.02, the Company believes that this Event of Default Redemption Notice from 3i is in response to the Company’s lawsuit filed in the United States District Court for the District of Delaware alleging that 3i engaged in an unlawful securities transaction with the Company as an unregistered dealer under U.S. securities laws. 3i is considered a “dealer” within the meaning set forth in Section 3(a)(5)(A) the Securities Exchange Act of 1934 (“Exchange Act”) and, therefore, violated Section 15(a) by engaging in interstate securities transactions with the Company absent effective dealer registration. Because of 3i’s violations of Section 15(a) of the Exchange Act, the Company is seeking to have certain contracts between it and 3i declared void and transactions effectuated thereunder rescinded pursuant to Section 29(b) of the Exchange Act. Please see our Current Report on Form 8-K as filed with the SEC on February 20, 2024.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 1.01 and Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 in its entirety.

The information furnished with this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On February 27, 2024, Gaucho Group Holdings, Inc. issued a press release regarding the notice of default pursuant to the Note Documents. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished with this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of February 2024.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO